Exhibit 99.1

Revance Reports Second Quarter 2019 Financial Results, Provides Corporate Update

- Conference call and webcast today at 4:30 p.m. ET -

NEWARK, Calif., August 5, 2019 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company pioneering new innovations in neuromodulators for aesthetic and therapeutic indications, today reported financial results for the quarter ended June 30, 2019 and provided a corporate update.

Second Quarter 2019 and Subsequent Highlights/Updates

•
BLA On Track for Fall Submission. Revance remains confident in a Fall submission for its Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for DaxibotulinumtoxinA for Injection (DAXI) for the treatment of glabellar lines.

•
Enrollment Progressing for Phase 2 Trials in “Upper Face” Expansion Indications. In July, Revance completed enrollment in its Phase 2 clinical trial of DAXI for forehead lines. Enrollment for the company’s Phase 2 trial of DAXI in lateral canthal lines (crow’s feet) is expected to be completed shortly. Topline results for both are expected in the first half of 2020.

•
Appointed Jill Beraud to Board of Directors. In June, Revance announced that Ms. Beraud joined Revance’s board of directors. Ms. Beraud brings more than 25 years’ experience building luxury, fashion, beauty, and consumer brands. She will also chair a new Revance Brand Strategy Committee.

•
Added Chris Nolet to Board of Directors. In July, the company announced that Chris Nolet joined Revance’s board of directors. Mr. Nolet brings deep experience as a long-time audit partner and business advisor to the life sciences industry. He will also assume the role of Chair of Revance’s Audit Committee.

Dan Browne, President and Chief Executive Officer at Revance comments: “We made excellent progress in the second quarter, advancing our regulatory submission for DAXI, and we remain on track to complete a compelling BLA submission for the treatment of glabellar lines in the Fall of 2019. To raise physician awareness of DAXI, pre-

launch, I’m excited to announce that Revance’s SAKURA trial results have been accepted for publication in the upcoming issues of both the Journal of the American Academy of Dermatology and Plastic and Reconstructive Surgery, elevating the significance of our DAXI clinical outcomes. We continue to make headway with our clinical development pipeline for DAXI in both aesthetic and therapeutic expansion indications. We believe we have positioned Revance for a number of significant value-creating milestones through year end and in 2020.”

Financial Highlights

Cash, cash equivalents and short-term investments as of June 30, 2019 were $241.9 million.

Revenue - There was no revenue recognized for the three months ended June 30, 2019 compared to $0.7 million for the same period in 2018. Revenue for the six months ended June 30, 2019 was $0.3 million compared to $0.9 million for the same period in 2018. The revenue recognized represents the portion of revenue earned from the $25 million upfront payment from Mylan under the biosimilar collaboration and license agreement.

Research and development expenses for the three and six months ended June 30, 2019 were $25.5 million and $49.5 million compared to $22.9 million and $45.1 million for the same periods in 2018, respectively. The change in research and development expenses is primarily due to the initiation and continuation of clinical trials and studies for multiple therapeutic and aesthetic indications and pre-BLA filing activities for DAXI for the treatment of glabellar lines.

General and administrative expenses for the three and six months ended June 30, 2019 were $13.6 million and $26.5 million compared to $12.7 million and $26.4 million for the same periods in 2018, respectively. The increase in general and administrative expenses is primarily due to increased costs related to personnel and infrastructure build-out.

Total operating expenses for the three and six months ended June 30, 2019 were $39.1 million and $76.0 million compared to $35.6 million and $71.5 million for the same periods in 2018, respectively. Stock-based compensation for the three and six months ended June 30, 2019 was $4.4 million and $8.6 million, respectively. When excluding depreciation and stock-based compensation, total operating expenses for the three and six months ended June 30, 2019 were $33.9 million and $66.0 million, respectively.

Net loss for the three and six months ended June 30, 2019 was $37.4 million and $72.7 million compared to $34.1 million and $69.1 million for the same periods in 2018, respectively.

Near-Term Milestone Expectations

Aesthetics:

•	Submission of a Biologics License Application (BLA) to the FDA for DAXI for the treatment of glabellar (frown) lines in the Fall of 2019.

•	Topline results from Phase 2 study of DAXI in forehead lines expected in 1H 2020.

•	Topline results from Phase 2 study of DAXI in lateral canthal lines (crow’s feet) expected in 1H 2020

Therapeutics:

•	Completion of patient enrollment in Phase 2 plantar fasciitis study expected in 4Q 2019.

•	Completion of patient enrollment in Phase 3 cervical dystonia study in 4Q 2019.

•	Completion of patient enrollment in Phase 2 upper limb spasticity study expected in 1H 2020.

2019 Financial Outlook

Revance reiterates its financial guidance provided in February 2019. Revance expects 2019 GAAP operating expense to be in the range of $173 to $185 million and non-GAAP operating expense, which excludes depreciation and stock-based compensation costs, to be in the range of $148 to $158 million as driven by increased research and development expenditures and launch preparation activities. With five clinical programs and preparations to file the BLA underway, Revance anticipates 2019 non-GAAP research and development (R&D) expense to be $93 to $100 million. With the successful capital infusion through partnering agreements in 2018 and an equity raise in January, management feels the company has adequate cash reserves to fund its current operations through 2020.

Conference Call

Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 9260859; or from the webcast link in the investor relations section of the company’s website at: www.revance.com. A replay of the call will be available beginning August 5, 2019 at 4:30 p.m. PT/7:30 p.m. ET to August 6, 2019 at 4:30 p.m. PT/7:30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 9260859. The webcast will be available in the investor relations section on the company's website for 30 days following the completion of the call.

About Revance Therapeutics, Inc.

Revance Therapeutics is a Silicon Valley-based biotechnology company, pioneering new innovations in neuromodulators for aesthetic and therapeutic indications. Revance’s lead product candidate, DaxibotulinumtoxinA for Injection (DAXI), combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DAXI in glabellar (frown) lines, delivering unprecedented efficacy and long-lasting duration of effect, and is pursuing U.S. regulatory approval in 2020. Revance is also evaluating DAXI in forehead lines and lateral canthal lines (crow’s feet), as well as in three therapeutic indications - cervical dystonia, adult upper limb spasticity and plantar fasciitis, with plans to study migraine. Beyond DAXI, Revance has begun development of a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team visit us at www.revance.com

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
BOTOX® is a registered trademark of Allergan, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to Revance Therapeutics' 2019 financial outlook, expected cash runway and other financial performance; the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates; the initiation, design, enrollment, submission, timing and results of our clinical studies, including the near-term milestone expectations described above; development of a biosimilar to BOTOX®; results of our non-clinical programs; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects, including our pre-commercialization plans and timing of our anticipated BLA submission to treat glabellar (frown) lines and potential regulatory approach and product launch; statements about our ability to obtain, and the timing relating to, regulatory approval with respect to our drug product candidates; and potential benefits of our drug product candidates and our excipient peptide and other technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" of our quarterly report on Form 10-Q filed May 9, 2019. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation, stock-based compensation, and non-recurring milestone costs. Revance excludes depreciation, stock-based compensation, and non-recurring milestone costs because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

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Contacts
INVESTORS
Revance Therapeutics, Inc.:
Jeanie Herbert, 714-325-3584
jherbert@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

MEDIA
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com
or
General Media:
Y&R:
Jenifer Slaw, 347-971-0906
jenifer.slaw@YR.com
or
Trade Media:
Nadine Tosk, 504-453-8344
nadinepr@gmail.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$90,034	$73,256
Short-term investments	151,858	102,556
Accounts receivable	—	27,000
Prepaid expenses and other current assets	8,013	5,110
Total current assets	249,905	207,922
Property and equipment, net	15,263	14,449
Operating lease right of use assets	27,602	—
Restricted cash	730	730
Other non-current assets	2,392	3,247
TOTAL ASSETS	$295,892	$226,348
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,966	$8,434
Accruals and other current liabilities	14,737	14,948
Deferred revenue, current portion	18,825	8,588
Operating lease liabilities, current portion	3,168	—
Total current liabilities	44,696	31,970
Derivative liability associated with the Medicis settlement	2,824	2,753
Deferred revenue, net of current portion	32,169	42,684
Operating lease liabilities, net of current portion	27,661	—
Deferred rent	—	3,319
TOTAL LIABILITIES	107,350	80,726
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, par value $0.001 per share — 95,000,000 shares authorized as of June 30, 2019 and December 31, 2018; 44,105,474 and 36,975,203 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	44	37
Additional paid-in capital	945,851	830,368
Accumulated other comprehensive income (loss)	116	(8)
Accumulated deficit	(757,469)	(684,775)
TOTAL STOCKHOLDERS’ EQUITY	188,542	145,622
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$295,892	$226,348

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$—	$686	$278	$880
Operating expenses:
Research and development	25,526	22,871	49,521	45,111
General and administrative	13,596	12,734	26,506	26,350
Total operating expenses	39,122	35,605	76,027	71,461
Loss from operations	(39,122)	(34,919)	(75,749)	(70,581)
Interest income	1,596	1,081	3,166	2,103
Interest expense	—	—	—	(44)
Change in fair value of derivative liability associated with the Medicis settlement	21	(70)	(71)	(104)
Other income (expense), net	115	(172)	(40)	(492)
Net loss	(37,390)	(34,080)	(72,694)	(69,118)
Unrealized gain (loss) and adjustment on securities included in net loss	46	52	124	(224)
Comprehensive loss	$(37,344)	$(34,028)	$(72,570)	$(69,342)
Basic and diluted net loss	$(37,390)	$(34,080)	$(72,694)	$(69,118)
Basic and diluted net loss per share	$(0.86)	$(0.94)	$(1.71)	$(1.92)
Basic and diluted weighted-average number of shares used in computing net loss per share	43,260,317	36,123,659	42,434,137	36,037,604

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Operating expense:
GAAP operating expense	$39,122	$76,027
Adjustments:
Stock-based compensation	(4,420)	(8,579)
Depreciation	(790)	(1,418)
Non-GAAP operating expense	$33,912	$66,030

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
R&D expense
GAAP R&D expense	$25,526	$49,521
Adjustments:
Stock-based compensation	(2,253)	(4,332)
Depreciation	(572)	(1,033)
Non-GAAP R&D expense	$22,701	$44,156